UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2018

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Blount Avenue, Knoxville, Tennessee 37920

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 28, 2018, Regal Entertainment Group, a Delaware corporation (the “Company”), completed its previously announced merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 5, 2017, by and among the Company, Cineworld Group plc, a public limited company incorporated in England and Wales (“Cineworld”), Crown Intermediate Holdco, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Cineworld (“US Holdco”), and Crown Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of US Holdco (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of Cineworld (the “Merger”). At the effective time of the Merger (the “Effective Time”), each share of the Company’s Class A common stock and Class B common stock (the “Common Stock” and each, a “Share”), that was issued and outstanding on February 28, 2018 (other than Shares held in the treasury of the Company or owned by the Company, any subsidiary of the Company, Cineworld, US Holdco, Merger Sub or any other subsidiary of Cineworld immediately prior to the Effective Time (all of which were cancelled) and Shares held by holders who have properly exercised and perfected appraisal rights under Delaware law) was automatically converted into the right to receive $23.00 in cash, without interest and subject to deduction for any required withholding tax (the “Merger Consideration”).

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2018, Crown UK HoldCo Limited, a private company limited by shares incorporated under the laws of England and Wales and a direct parent of US HoldCo (“UK HoldCo”), and Crown Finance US, Inc., a Delaware corporation and a direct subsidiary of UK HoldCo (“FinanceCo”), entered into that certain credit agreement by and among UK HoldCo, FinanceCo, the revolving credit borrowers party thereto, the issuers party thereto and Barclays Bank plc (“Barclays”), as administrative agent (the “Credit Agreement”), which provides for senior secured credit facilities (the “Credit Facility”) in an aggregate principal amount equal to $4.375 billion, consisting of a senior secured term loan facility in an aggregate principal amount of approximately $4.075 billion, and a senior secured revolving credit facility in an aggregate principal amount of $300.0 million.  The full amount of the term loan facility was borrowed and the proceeds were used, together with other available funds, to fund the Merger Consideration, to satisfy and discharge the Notes (as defined below) and to repay amounts outstanding under the Company’s seventh amended and restated credit agreement, dated as of April 2, 2015, with Regal Cinemas Corporation as borrower and certain of its subsidiaries as guarantors, the lenders from time to time party thereto, the agents party thereto and Credit Suisse AG, as administrative agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Senior Credit Facility”), and related fees and expenses. No revolving loans were borrowed under the revolving credit facility; however, letters of credit were issued thereunder to provide credit support for existing letters of credit under the Existing Senior Credit Facility.  In connection with the Credit Agreement, on February 28, 2018, the Company and certain subsidiaries of the Company party thereto (the “Regal Subsidiaries”) executed and delivered (1) the U.S. Security Agreement, pursuant to which, among other things, the Company and each of the Regal Subsidiaries pledged substantially all of its respective assets  to secure all obligations of the loan parties under the Credit Agreement, and (2) the Guaranty, pursuant to which, among other things, the Company and each of the Regal Subsidiaries agreed to guarantee all of the obligation of the loan parties under the Credit Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on February 28, 2018, all amounts outstanding under the Existing Senior Credit Facility were repaid in full, and the Existing Senior Credit Facility was terminated.

In connection with the consummation of the Merger, on February 28, 2018, the Company notified Wilmington Trust, National Association, as trustee (the “Trustee”) with respect to the Company’s 5 ¾% Senior Notes due 2025 (governed by the indenture dated as of January 17, 2013 (the “Base Indenture”), as supplemented and amended by the indenture dated January 17, 2013 (the “2025 Supplemental Indenture”)), the Company’s 5 ¾% Senior Notes due 2023 (governed by the Base Indenture, as supplemented and amended by the indenture dated June 13, 2013 (the “2023 Supplemental Indenture”)) and the Company’s 5 ¾% Notes due 2022 (governed by the Base Indenture, as supplemented by the indenture dated March 11, 2014 (the “2022 Supplemental Indenture” and together with the Base Indenture, the 2025 Supplemental Indenture and the 2023 Supplemental Indenture, the “Indentures”, and the Company’s 5 ¾% Senior Notes due 2025, the Company’s 5 ¾% Senior Notes due 2023 and the Company’s

5 ¾% Notes due 2022, collectively, the “Notes”)) of the Company’s intention to redeem all of the aggregate principal amounts outstanding  under the Notes.  At the Company’s request, also on February 28, 2018, the Trustee distributed an irrevocable notice of redemption to holders of the Notes, and the Company deposited with the Trustee funds in trust solely for the benefit of the holders of the Notes sufficient to pay and discharge the entire indebtedness under the Notes and thereby satisfied and discharged the Indentures pursuant to the terms thereof.  The Notes will be redeemed in full on March 30, 2018.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: February 28, 2018	By:	/s/ David H. Ownby
	Name:	David H. Ownby
	Title:	Executive Vice President and Chief Financial Officer